UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2024

ADEIA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 473-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	ADEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Stockholders of Adeia Inc. (the “Company”) held on May 9, 2024, the following proposals were approved by the stockholders of the Company: (i) the election of seven (7) nominees listed in the proxy statement to serve on the Board of Directors of the Company; (ii) the compensation of named executive officers of the Company as disclosed in the proxy statement, on an advisory (non-binding) basis; (iii) the approval of the Amended and Restated 2020 Equity Incentive Plan; and (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, each by the votes set forth below:

Proposal 1 – Election of Directors:

Name of Director	For	Against	Abstain	Broker Non-Vote
Paul E. Davis	89,650,058	503,497	39,803	8,821,729
V. Sue Molina	89,553,453	606,293	33,612	8,821,729
Daniel Moloney	89,393,158	762,510	37,690	8,821,729
Tonia O’Connor	88,550,121	1,606,625	36,612	8,821,729
Raghavendra Rau	88,556,394	1,602,359	34,605	8,821,729
Adam Rymer	89,617,489	539,163	36,706	8,821,729
Phyllis Turner-Brim	89,040,279	1,117,764	35,315	8,821,729

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation:

For	Against	Abstain	Broker Non-Vote
87,963,294	2,161,737	68,327	8,821,729

Proposal 3 – Approval of an Amended and Restated 2020 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Vote
84,679,727	5,455,767	57,864	8,821,729

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain
96,763,550	2,216,319	35,218

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024	ADEIA INC.

	By:	/s/ Keith A. Jones
	Name:	Keith A. Jones

	Title:	Chief Financial Officer